UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022 (December 9, 2021)

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Freeport-McMoRan Inc. (FCX) is filing this Amendment No. 1 on Form 8-K/A to amend and supplement its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on December 10, 2021 (the Original Filing) regarding the appointment of Hugh Grant to FCX’s Board of Directors (the Board). At the time of the Original Filing, the Board had not made a determination regarding committee assignments for Mr. Grant. FCX is hereby disclosing Mr. Grant’s committee assignment. Other than the additional disclosure provided herein, no other disclosure reported in the Original Filing is amended pursuant to this amendment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, the Board appointed Mr. Grant to serve on the Compensation Committee of the Board effective February 8, 2022.

Item 8.01. Other Events.

Effective February 8, 2022, following Mr. Grants assignment, the membership of the Board’s standing committees is as follows:

Committee Memberships
Name	Audit	Compensation	Governance	Corporate Responsibility
David P. Abney	X	X
Marcela E. Donadio			X
Robert W. Dudley			X	X
Hugh Grant		X
Lydia H. Kennard			Chair	X
Ryan M. Lance				X
Sara Grootwassink Lewis	X
Dustan E. McCoy	X	Chair
John J. Stephens	Chair
Frances Fragos Townsend		X		Chair

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk.
----------------------------------------
Kathleen L. Quirk.
President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: February 8, 2022